Exhibit 99b
                                                            Form 10-K for 1994
                                                               File No. 1-8609





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                   FORM 11-K



                                 ANNUAL REPORT



                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934



                  For the Fiscal Year Ended December 31, 1994



                         Commission File Number 1-8609



                                ---------------



                             PACIFIC TELESIS GROUP
                   SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES



                                ---------------



                             PACIFIC TELESIS GROUP



              130 Kearny Street, San Francisco, California 94108

                               TABLE OF CONTENTS

                                  Description
                                  -----------

Item                                                                   Page
- ----                                                                   ----

1.   Financial Statements and Exhibits . . . . . . . . . . . . . .       3

Item 1.  Financial Statements and Exhibits

         (a)   Financial Statements of the Plan included herein:

               Report of Independent Accountants

                   Financial Statements:

                     Statements of Net Assets Available for Plan Benefits - December 31, 1994 and 1993

                     Statements of Changes in Net Assets Available for Plan Benefits For the Years Ended December 31, 1994, 1993 and 1992

                     Notes to Financial Statements

                  Schedules:

                     Schedule of Assets Held for Investment Purposes

                     Schedule of Reportable Transactions

                     Other schedules are omitted because the information required is contained in the Financial Statements.


         (b)   Exhibits:

               None

                       REPORT OF INDEPENDENT ACCOUNTANTS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan") as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees at December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions as of December 31, 1994 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for benefits payable in 1993.

/s/ Coopers & Lybrand L.L.P.
San Francisco, California
May 17, 1995

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1994
                                                        (Dollars in thousands)

                                                           Company      AirTouch               Interest
                                                            Stock       Stock       Equity      Income        Bond
     ASSETS:                                                 Fund        Fund        Fund        Fund         Fund
                                                          ----------  ----------  ---------- -----------    --------
Investments at fair value (cost $1,150,976)
  Pacific Telesis Group common shares                      $332,047     $      -     $     -    $    -      $     -
  AirTouch shares                                                 -      298,431           -         -            -
  State Street S&P 500 Fund                                       -           -      305,135         -            -
  State Street Long Bond Fund                                     -           -            -         -       30,067
  State Street Money Market Fund                                  -           -            -         -            -
  State Street Balanced Fund                                      -           -            -         -            -
  Contracts with insurance companies and banks                    -           -            -   212,421            -
  Short-term investments                                      4,377       1,695        1,173    16,956          191
                                                           ---------   ---------    --------- ---------     --------
    Total Investments                                       336,424     300,126      306,308   229,377       30,258

Employee contribution receivable                              1,442         (36)       1,433         -          173
Fund and other transfers receivable - net                       124         (41)         912         -            -
Dividends and interest receivable                             6,364           5            2       645            -
Receivable for investments sold                                   -           -            -     7,996            -
                                                           ---------   ---------    --------- ---------   ----------
    Total Assets                                            344,354     300,054      308,655   238,018       30,431
                                                           ---------   ---------    --------- ---------   ----------
             LIABILITIES:
Fund and other transfers payable - net                          644         205            -       201          170
Payable for investments purchased                                 -           -            -         -            -
Fees payable                                                     68          52           83        45            9
                                                           ---------   ---------    --------- ---------   ----------
    Total Liabilities                                           712         257           83       246          179
                                                           ---------   ---------    --------- ---------   ----------
Net assets available for Plan benefits                     $343,642    $299,797     $308,572  $237,772      $30,252
                                                           =========   =========    ========= =========   ==========
The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1994
                                                        (Dollars in thousands)
                                                                        Money
                                                                        Market     Balanced      Grand
             ASSETS:                                                     Fund        Fund        Total
                                                                      ---------- -----------  ----------
Investments at fair value (cost $1,150,976)
  Pacific Telesis Group common shares                                   $     -    $      -    $332,047
  AirTouch shares                                                             -           -     298,431
  State Street S&P 500 Fund                                                   -           -     305,135
  State Street Long Bond Fund                                                 -           -      30,067
  State Street Money Market Fund                                         62,252           -      62,252
  State Street Balanced Fund                                                  -     202,585     202,585
  Contracts with insurance companies and banks                                -           -     212,421
  Short-term investments                                                    979         622      25,993
                                                                      ---------- -----------  ----------
    Total Investments                                                    63,231     203,207   1,468,931

Employee contribution receivable                                            442       1,063       4,517
Fund and other transfers receivable - net                                   558         114       1,667
Dividends and interest receivable                                           291           1       7,308
Receivable for investments sold                                               -           -       7,996
                                                                      ---------- -----------  ----------
    Total Assets                                                         64,522     204,385   1,490,419
                                                                      ---------- -----------  ----------
             LIABILITIES:
Fund and other transfers payable - net                                        -         242       1,462
Payable for investments purchased                                           290           -         290
Fees payable                                                                 16          54         327
                                                                      ---------- -----------  ----------
    Total Liabilities                                                       306         296       2,079
                                                                      ---------- -----------  ----------
Net assets available for Plan benefits                                   $64,216   $204,089  $1,488,340
                                                                      ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)
                                                                       Company                 Interest
                                                                        Stock       Equity      Income       Bond
             ASSETS:                                                     Fund        Fund        Fund        Fund
                                                                      ----------  ---------- -----------  ----------
Investments at fair value (cost $1,067,378)
  Pacific Telesis Group common shares                                  $579,230    $      -    $      -    $      -
  State Street S&P 500 Fund                                                   -     294,902           -           -
  State Street Long Bond Fund                                                 -           -           -      33,884
  State Street Money Market Fund                                              -           -           -           -
  State Street Balanced Fund                                                  -           -           -           -
  Contracts with insurance companies and banks                                -           -     224,694           -
  Short-term investments                                                  2,772       1,047       8,159         101
                                                                      ----------  ---------- -----------  ----------
    Total Investments                                                   582,002     295,949     232,853      33,985

Employee contribution receivable                                          1,422       1,452           2         206
Fund and other transfers receivable - net                                 3,833           3           1           -
Dividends and interest receivable                                         5,823           1       1,473           -
Receivable for investments sold                                               -           -      15,778           -
                                                                      ----------  ---------- -----------  ----------
    Total Assets                                                        593,080     297,405     250,107      34,191
                                                                      ----------  ---------- -----------  ----------
             LIABILITIES:
Fund and other transfers payable - net                                        -       2,319       2,195         152
Payable for investments purchased                                             -           -         197           -
Fees payable                                                                 75          43          39           5
                                                                      ----------  ---------- -----------  ----------
    Total Liabilities                                                        75       2,362       2,431         157
                                                                      ----------  ---------- -----------  ----------
Net assets available for Plan benefits                                 $593,005    $295,043    $247,676     $34,034
                                                                      ==========  ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                          December 31, 1993
                                                        (Dollars in thousands)
                                                                        Money
                                                                        Market     Balanced      Grand
             ASSETS:                                                     Fund        Fund        Total
                                                                      ---------- -----------  ----------
Investments at fair value (cost $1,067,378)
  Pacific Telesis Group common shares                                   $     -    $      -  $  579,230
  State Street S&P 500 Fund                                                   -           -     294,902
  State Street Long Bond Fund                                                 -           -      33,884
  State Street Money Market Fund                                         53,641           -      53,641
  State Street Balanced Fund                                                  -     185,816     185,816
  Contracts with insurance companies and banks                                -           -     224,694
  Short-term investments                                                    150         310      12,539
                                                                      ---------- -----------  ----------
    Total Investments                                                    53,791     186,126   1,384,706

Employee contribution receivable                                            484       1,062       4,628
Fund and other transfers receivable - net                                     -       1,049       4,886
Dividends and interest receivable                                           210           -       7,507
Receivable for investments sold                                               -           -      15,778
                                                                      ---------- -----------  ----------
    Total Assets                                                         54,485     188,237   1,417,505
                                                                      ---------- -----------  ----------
             LIABILITIES:
Fund and other transfers payable - net                                      194           -       4,860
Payable for investments purchased                                           209           -         406
Fees payable                                                                  8          25         195
                                                                      ---------- -----------  ----------
    Total Liabilities                                                       411          25       5,461
                                                                      ---------- -----------  ----------
Net assets available for Plan benefits                                  $54,074    $188,212  $1,412,044
                                                                      ========== ===========  ==========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1994
                                                        (Dollars in thousands)
                                                           Company    AirTouch                 Interest
                                                            Stock       Stock       Equity      Income       Bond
                                                            Fund         Fund        Fund        Fund        Fund
                                                         ----------- ----------- ----------- ----------- -----------

Net assets available for Plan benefits, January 1, 1994,   $593,005          -     $295,043    $247,676     $34,034
                                                         ----------- ----------- ----------- ----------- -----------
Employee contributions                                       20,665         (24)     19,949          -        2,604

Investment income:
  Dividends on Pacific Telesis Group common shares           24,848          -            -           -           -
  Interest                                                      134          40          14      15,633           2

Net appreciation (depreciation) of investments  (Note 6)   (145,171)    176,142       4,355           -        (918)

Transfers of participants' balances, net                   (115,697)    108,104      13,678      (8,118)     (1,446)
                                                         ----------- ----------- ----------- ----------- -----------
  Total Additions (Deductions), net                        (215,221)    284,262      37,996       7,515         242

  Less: Distributions to participants (Note 2)               33,766     (15,769)     24,118      17,145       3,978
        Fees                                                    376         234         349         274          46
                                                         ----------- ----------- ----------- ----------- -----------
Net increase (decrease)                                    (249,363)    299,797      13,529      (9,904)     (3,782)
                                                         ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits, December 31, 1994  $343,642    $299,797    $308,572    $237,772     $30,252
                                                         =========== =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1994
                                                        (Dollars in thousands)
                                                                                    Money
                                                                                    Market     Balanced      Grand
                                                                                     Fund        Fund        Total
                                                                                 ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1994                             $54,074    $188,212  $1,412,044
                                                                                 ----------- ----------- -----------
Employee contributions                                                                6,124      14,959      64,277

Investment income:
  Dividends on Pacific Telesis Group common shares                                        -           -      24,848
  Interest                                                                            2,289          12      18,124

Net appreciation (depreciation) of investments (Note 6)                                   -       2,371      36,779

Transfers of participants' balances, net                                              9,278      16,804      22,603
                                                                                 ----------- ----------- -----------
  Total Additions (Deductions), net                                                  17,691      34,146     166,631

  Less: Distributions to participants (Note 2)                                        7,471      18,018      88,727
        Fees                                                                             78         251       1,608
                                                                                 ----------- ----------- -----------
Net increase (decrease)                                                              10,142      15,877      76,296
                                                                                 ----------- ----------- -----------
Net assets available for Plan benefits, December 31, 1994                           $64,216    $204,089  $1,488,340
                                                                                 =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                           Company                 Interest
                                                                            Stock      Equity       Income       Bond
                                                                            Fund        Fund         Fund        Fund
                                                                        ----------- -----------  ----------- -----------
Net assets available for Plan benefits, January 1, 1993,
  as previously reported                                                  $447,626    $264,989     $260,281     $32,040

Add: Adjustment for the cumulative effect on prior years of applying retroactively the new method of accounting for distributions
     payable (Note 2)                                                        3,011         949        2,136         126
                                                                        ----------- -----------  ----------- -----------
Net assets available for Plan benefits, January 1, 1993,  as adjusted      450,637     265,938      262,417      32,166
                                                                        ----------- -----------  ----------- -----------
Employee contributions                                                      19,058      19,698           16       2,841

Investment income:
  Dividends on Pacific Telesis Group common shares                          22,523           -            -           -
  Other dividends                                                                -           1            -           -
  Interest                                                                      60           6       18,245           1

Net appreciation (depreciation) of investments (Note 6)                    100,499      27,312            -       3,116

Transfers of participants' balances, net                                    23,500      (7,369)     (21,288)     (2,643)
                                                                        ----------- -----------  ----------- -----------
  Total Additions (Deductions), net                                        165,640      39,648       (3,027)      3,315

  Less: Distributions to participants (Note 2)                              22,942      10,328       11,525       1,411
        Fees                                                                   330         215          189          36
                                                                        ----------- -----------  ----------- -----------
Net increase (decrease)                                                    142,368      29,105      (14,741)      1,868
                                                                        ----------- -----------  ----------- -----------
Net assets available for Plan benefits, December 31, 1993                 $593,005    $295,043     $247,676     $34,034
                                                                        =========== ===========  =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1993
                                                        (Dollars in thousands)
                                                                                            Money
                                                                                            Market      Balanced       Grand

                                                                                             Fund         Fund         Total

                                                                                         -----------  -----------  -----------
Net assets available for Plan benefits, January 1, 1993, as previously reported            $ 48,814     $147,821   $1,201,571
Add: Adjustment for the cumulative effect on prior years of applying retroactively
     the new method of accounting for distributions payable (Note 2)                            387          645        7,254
                                                                                         -----------  -----------  -----------
Net assets available for Plan benefits, January 1, 1993, as adjusted                         49,201      148,466    1,208,825
                                                                                         -----------  -----------  -----------
Employee contributions                                                                        7,229       14,264       63,106

Investment income:
  Dividends on Pacific Telesis Group common shares                                                -            -       22,523
  Other dividends                                                                                 -            -            1
  Interest                                                                                    1,825            4       20,141

Net appreciation (depreciation) of investments (Note 6)                                           -       19,926      150,853

Transfers of participants' balances, net                                                       (923)      12,331        3,608
                                                                                         -----------  -----------  -----------
  Total Additions (Deductions), net                                                           8,131       46,525      260,232

  Less: Distributions to participants (Note 2)                                                3,206        6,649       56,061
        Fee                                                                                      52          130          952
                                                                                         -----------  -----------  -----------
Net increase (decrease)                                                                       4,873       39,746      203,219
                                                                                         -----------  -----------  -----------
Net assets available for Plan benefits, December 31, 1993                                   $54,074     $188,212   $1,412,044
                                                                                         ===========  ===========  ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1992
                                                        (Dollars in thousands)
                                                                                 Diversified             Diversified
                                                                        Company   Telephone   Government    Equity
                                                                         Stock    Portfolio  Obligations   Portfolio     Equity
                                                                         Fund        Fund        Fund        Fund         Fund
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as previously reported                                               $509,437   $ 104,229    $ 83,502   $ 188,656    $      -
Add: Adjustment for the cumulative effect on prior years of
  applying retroactively the new method of accounting for
  distributions payable (Note 2)                                         24,578       4,061       3,763       7,517           -
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as adjusted                                                           534,015     108,290      87,265     196,173           -
                                                                     ----------- ----------- ----------- ----------- -----------
Employee contributions                                                   21,465           -       2,274       7,013       8,014
Investment income:
  Dividends on Pacific Telesis Group common shares                       22,244         196           -           -           -
  Other dividends                                                             -       2,339           -           -           -
  Interest                                                                  361          97       3,125       3,056           2
Net appreciation (depreciation) of investments (Note 6)                  (8,699)     (2,899)       (128)     (1,703)     17,651
Transfers of participants' balances, net                                (42,710)    (96,350)    (82,466)   (183,359)    246,350
                                                                     ----------- ----------- ----------- ----------- -----------
  Total Additions (Deductions), net                                      (7,339)    (96,617)    (77,195)   (174,993)    272,017

  Less: Distributions to participants (Note 2)                           75,998      11,666      10,055      21,162       6,048
        Fees                                                                 41           7          15          18          31
                                                                     ----------- ----------- ----------- ----------- -----------
Net increase (decrease)                                                 (83,378)   (108,290)    (87,265)   (196,173)    265,938
                                                                     ----------- ----------- ----------- ----------- -----------
Net assets available for Plan benefits,
  December 31, 1992, as adjusted                                       $450,637   $       -    $      -   $       -    $265,938
                                                                     =========== =========== =========== =========== ===========

The accompanying notes are an integral part of the financial statements.

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                 for the year ended December 31, 1992
                                                        (Dollars in thousands)

                                                                       Interest                 Money
                                                                        Income       Bond       Market      Balanced     Grand
                                                                         Fund        Fund        Fund        Fund        Total
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits, January 1, 1992,
  as previously reported                                               $294,798     $     -     $     -    $      -  $1,180,622
Add: Adjustment for the cumulative effect on prior years of applying retroactively the new method of accounting for distribution
     payable (Note 2)                                                    13,717           -           -           -      53,636
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits, January 1, 1992, as adjusted    308,515           -           -           -   1,234,258
                                                                     -----------  ----------  ----------  ---------- -----------
Employee contributions                                                    7,999       1,164       3,490       5,837      57,256
Investment income:
  Dividends on Pacific Telesis Group
    common shares                                                             -           -           -           -      22,440
  Other dividends                                                             -           -           -           -       2,339
  Interest                                                               22,629           1         468           3      29,742
Net appreciation (depreciation) of investments (Note 6)                       -       1,034           -       5,476      10,732
Transfers of participants' balances, net                                (35,611)     30,704      47,076     139,684      23,318
                                                                     -----------  ----------  ----------  ---------- -----------
  Total Additions (Deductions), net                                      (4,983)     32,903      51,034     151,000     145,827

  Less: Distributions to participants (Note 2)                           41,032         737       1,808       2,534     171,040
        Fees                                                                 83           -          25           -         220
                                                                     -----------  ----------  ----------  ---------- -----------
Net increase (decrease)                                                 (46,098)     32,166      49,201     148,466     (25,433)
                                                                     -----------  ----------  ----------  ---------- -----------
Net assets available for Plan benefits, December 31, 1992,
  as adjusted                                                          $262,417     $32,166     $49,201    $148,466  $1,208,825
                                                                     ===========  ==========  ==========  ========== ===========

The accompanying notes are an integral part of the financial statements.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    A.  General

        The Plan was established by Pacific Telesis Group (the "Corporation") to provide a convenient way for eligible employees to save on a regular and long-term basis and to supplement retirement income. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP (the "LESOP") to provide for company matching allocations. The LESOP allows the Plan to borrow money to purchase Pacific Telesis Group shares, which are held initially in a suspense account under the Plan. As the Plan pays off the loan with company contributions, shares are released from the suspense account and allocated to employees' accounts.

    B.  Employee Contributions and Employing Company Matching Allocations

        Employee Contributions - Salaried employees of the Corporation and its participating subsidiaries (the "Employing Company") are eligible to participate in the Plan after completing one year of service. Eligible employees may authorize a basic deduction of up to 6% of salary in 1% increments. If the employee has authorized the maximum basic deduction of 6%, a supplemental deduction may also be authorized which, when added to the basic deduction of 6%, results in a total deduction of not more than 16% of salary. Basic and supplemental deductions may be made on an after-tax or before-tax basis, as elected by the employee. The employee may change the rate of employee deductions as of the first payroll period ending in any month subject to a maximum of three elections per year. The election must be made at least five days before the beginning of any month to be effective for that month.

        Employee deductions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,240 for 1995, $9,240 for 1994 and $8,994 for 1993). Salary eligible for deductions is limited to an annual maximum, adjusted for inflation ($150,000 for 1995, $150,000 for 1994 and $235,840 for 1993).

        Employing Company Matching Allocations - Each participant receives a "matching" allocation equal to 66-2/3% of the employee's basic deductions. A matching allocation is not made with respect to supplemental deductions.

        The matching allocation is made to the Savings Match Stock account under the LESOP.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

        Rollover Contributions - Salaried employees with less than one year of service may elect to roll over a distribution from another qualified plan to the Plan prior to the time the employee becomes an eligible employee. Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees may roll over the cashout to the Plan. The amount rolled over will be credited to the employee's account as of the last day of the month in which the rollover was received.

    C.  Investment Directions

        Employees may elect that their payroll deductions be invested in any of the following funds, in 10% increments, with elections totalling 100%.

         (a)  the Company Stock Fund;
         (b)  the Equity Fund;
         (c)  the Bond Fund;
         (d)  the Money Market Fund;
         (e)  the Balanced Fund.

        Employing Company matching allocations under the LESOP are invested only in Pacific Telesis Group shares.

        The Corporation amended the Plan effective July 1, 1992 to offer three new investment options, namely the Bond Fund, the Money Market Fund, and the Balanced Fund, and to rename three funds, namely the Guaranteed Interest Fund, the Diversified Equity Portfolio Fund, and the Pacific Telesis Group Shares Fund as the Interest Income Fund, the Equity Fund, and the Company Stock Fund, respectively. In addition, two investment options - the Government Obligations Fund and the Diversified Telephone Portfolio Fund -were liquidated and their remaining account balances transferred into the Money Market Fund and the Company Stock Fund, respectively, unless elections were made by employees to direct their funds into other available investment options. The Interest Income Fund was closed to new contributions and investment transfers as of June 30, 1992.

        Once in any three-month period, participants can transfer all or a portion of their investment in an investment fund to another permitted investment fund or combination of investment funds. Transfers may be made by telephoning PIN (Participant Inquiry Network) on or before the effective date of transfer (last day of the month). Participants may make transfers among certain funds in 5% increments. However, Pacific Telesis Group shares held in the LESOP are not transferable to the Plan's investment funds.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

        Effective April 1, 1994, AirTouch Communications, Inc. (ATI) (formerly, PacTel Corporation) and its subsidiaries separated their corporate affiliation with the Corporation and its other subsidiaries. Effective as of March 21, 1994, the record date, each shareowner of Pacific Telesis Group shares became a shareowner of ATI with eligibility to receive one ATI share for each share of Pacific Telesis Group.

        Effective March 31, 1994, the Corporation has amended the Plan to add a new investment fund, the ATI Stock Fund. This new fund was established as of the record date and consisted initially of the ATI shares attributable to the shares of Pacific Telesis Group held in the Company Stock Fund and ATI common shares transferred from the LESOP. The Plan will allow fund transfers out of the ATI Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month. The once-every-three-months transfer limit described above will continue to apply to the other investment funds. The ATI Stock Fund will be closed to new contributions and investment transfers after March 31, 1994.

    D.  Vesting and Forfeitures

        Employee deduction accounts are always fully vested and nonforfeitable. Employing Company matching accounts (the Savings Plan's matching account and the LESOP's Savings Match Stock account) attributable to employees' before-tax basic deductions are also fully vested and nonforfeitable. Employing Company matching accounts attributable to employees' after-tax basic deductions are fully vested after a participant either completes three years of service or reaches age 65 while employed. Such accounts are also fully vested upon termination of employment due to retirement, disability, death, termination under certain severance pay plans, or termination due to a layoff.

        The nonvested portion of the Employing Company matching accounts attributable to after-tax deductions is forfeited upon termination of employment or withdrawal of after-tax basic deductions made in the current or two preceding years. Generally, an employee may restore any forfeiture caused by a withdrawal or distribution by making a lump sum payment within five years equal to the portion of the distribution or withdrawal attributable to after-tax deductions and related Employing Company matching allocations. Forfeitures are automatically restored if the employee did not receive a distribution upon termination of employment and is reemployed within five years. Forfeitures from the LESOP's Savings Match Stock Accounts are applied toward subsequent matching allocations, and forfeitures, if any, arising from the Savings Plan's matching account are applied to pay trustee fees.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    E.  Withdrawals and Distributions

        In-Service Withdrawals - Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her account as follows:

        o The value of after-tax supplemental deductions, after-tax basic deductions made more than two calendar years before the year of withdrawal, after-tax vested Employing Company matching allocations made more than two calendar years before the year of withdrawal, and rollover contributions may be withdrawn without penalty. The value of after-tax basic deductions made in the current and two preceding plan years may be withdrawn only in a total withdrawal of all available after-tax accounts. If a total withdrawal is made, the value of any nonvested Employing Company matching allocations will be forfeited and Employing Company matching allocations will be suspended for six months following the withdrawal date. However, employee deductions may continue during the suspension period. A partial withdrawal must be a minimum of $300 and a multiple of $50. Employees do not need to specify the actual dollar amount of a total withdrawal of after-tax accounts.

        o The value of before-tax deductions and before-tax Employing Company matching allocations may be withdrawn, in total or in a partial withdrawal of at least $300 and a multiple of $50, by employees who have attained age 59-1/2. However, such withdrawals may not be made by employees who have not yet attained age 59-1/2, except in the event of a hardship which is created by the purchase cost of a primary residence, current year expenses of post-secondary education, eviction or foreclosure on a principal residence, unreimbursed medical expenses, and certain federal and state income taxes attributable to post-1992 hardship withdrawals. The employee must demonstrate that no other resources are available to meet the need, and the reason given and amount requested must be approved by the Savings Plans Committee. A hardship withdrawal must be at least $300 and a multiple of $50. Post-1988 earnings on employee before-tax deductions are not available for hardship withdrawal.

        Distribution upon Termination of Employment - A participant who has terminated employment is entitled to a distribution of his or her vested accounts as follows:

        o If the employee terminated employment for reasons other than retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment at any time between termination and attainment of age 65. However, if the employee's vested account has a value of less than $3,500, the account is distributed automatically following termination of employment.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

        o If the employee terminates employment on account of retirement on a service pension or disability, the employee may elect to receive a distribution in a single sum payment or in annual installments over a period of years not to exceed the employee's life expectancy, commencing at any time between termination of employment and April 1 following the attainment of age 70-1/2. Participants on leaves of absence after expiration of short-term disability benefits are treated as though their employment terminated and they are eligible for a distribution.

        o Effective January 1, 1993, an employee who terminates for any reason may elect to transfer all or part of his or her account, except for the amount of the employee's after-tax contributions and distributions required after age 70-1/2, from the Plan to another qualified plan in a trustee to trustee transfer or within 60 days to an Individual Retirement Arrangement or other qualified plan, in lieu of receiving a lump sum distribution.

        Distributions Upon Death - The designated beneficiary or beneficiaries of participants who die before the effective date of the distribution will receive the entire amount of their vested accounts, as soon as practicable after the participant's death, in a single sum payment, or in certain circumstances, in two annual installments.

        Age 70-1/2 Distributions During Employment - Employees who remain employed after attaining age 70-1/2 will automatically receive distributions in annual installments beginning not later than April 1 of the following year.

        Form of Payment - Distributions as well as withdrawals are valued as of the end of the month in which they are requested (some exceptions apply). Withdrawals and distributions are made in cash, except a participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or the LESOP. Effective March 31, 1994, a participant or beneficiary may also choose to receive cash or shares from amounts invested in the ATI Stock Fund.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    F.  Tax Consequences of Participation

        Employees may designate their basic and supplemental deductions as before-tax or after-tax, or as a combination of both. The before-tax basic and supplemental deductions are intended as contributions under a salary deferral arrangement qualified under Section 401(k) of the Internal Revenue Code. Under such an arrangement, the employee's before-tax deductions are considered a reduction in taxable compensation and are treated as employer contributions to the Plan (rather than employee contributions). Before-tax deductions reduce the employee's W-2 compensation for federal income tax purposes and for the income tax purposes of California and most other states. However, withdrawals of before-tax contributions are subject to severe restrictions while the employee is in-service (see "Withdrawals and Distributions").

        Employees will not have taxable income as a result of Employing Company contributions (including the employee's before-tax deductions that are treated as employer contributions or allocations) or earnings on Plan assets before the amounts are distributed from the Plan. When a participant receives a distribution from the Plan other than in a direct rollover transfer, the distribution may be partially or fully subject to federal and state income taxes depending on the extent it represents a return of the employee's after-tax contributions and on whether the participant has elected to receive shares of appreciated stock.

        In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to taxable distributions received prior to age 59-1/2. However, the taxable portion of certain eligible distributions may be rolled over to an Individual Retirement Arrangement or other qualified plan within 60 days following distribution or directly from the Plan in a trustee to trustee transfer, in which case any current regular income tax and additional tax will be avoided. Five-or ten-year averaging may be available in some circumstances to determine the income tax on the taxable portion of a lump sum distribution, but only if no part of the distribution is rolled over.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies
    ------------------------------

        Investments are carried at their estimated fair values determined as follows:

        o Pacific Telesis Group common shares in the Company Stock Fund and the LESOP, and ATI common shares in the ATI Stock Fund are valued at the last published sales prices at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

        o The Plan's investments in the Bond Fund, Money Market Fund, Balanced Fund, and Equity Fund are stated at the fair values of the total units of participation held by the Plan in each of these trust funds. The fair values of the units of participation held by the Plan are established by Bankers Trust Company, the Plan's trustee, and reflect the market values of each fund's underlying assets, as reported by the investment manager, State Street Global Advisors, a subsidiary of State Street Bank and Trust. The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

        o The Plan's investments in the Interest Income Fund are valued at the amount of contributed principal plus reinvested interest less distributions. The Interest Income Fund invests in contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the United States government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest.

        In accordance with the accounting policy of stating investments at fair value, net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net change in appreciation (depreciation) of investments presented in the accompanying financial statements, where appropriate for the asset being valued.

        Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

        Purchases and sales of securities are reflected as of the trade date.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

        Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are included in net assets available for benefits. In 1992 and prior years, these amounts were reflected as distributions payable in the statement of net assets available for plan benefits and as distributions to participants in the statement of changes in net assets available for plan benefits. In 1993, the American Institute of Certified Public Accountants (AICPA) established a new guideline for the treatment of these amounts. The new guideline states that the Plan should not reflect these amounts as a liability on the statement of net assets. The 1992 statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits therefore have been restated to retroactively reflect this accounting change. The effect of the restatement was to reduce the benefits payable and increase net assets available for plan benefits by $7,254,000 for 1992.

        The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):

                                                       1994          1993
                                                  ------------ -------------
          Net assets available for plan benefits
            per financial statements               $1,488,340    $1,412,044
          Benefits due for participant
            withdrawal/distribution                   (19,503)      (10,432)
                                                  ------------  ------------
          Net assets available for Plan benefits
            per Form 5500                          $1,468,837    $1,401,612
                                                  ============  ============

          Similarly, the 1994 distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):

                                                                     1994
                                                                    -------
          Distributions to participants per financial statements    $88,727
          Benefits due:
               Beginning of year                                    (10,432)
               End of year                                           19,503
                                                                    -------
          Distributions to participants per Form 5500               $97,798
                                                                    =======

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.  Participant Accounts
    --------------------

    Employee  deductions  are  credited  to the  employee's  before-tax  basic account, before-tax supplemental account, after-tax basic account and after-tax supplemental account, as appropriate. Employer matching contributions made for periods before March 1, 1990 were credited to the employees' after-tax company account and before-tax company account, as appropriate.

    An employee's interest in the accounts is represented by units of participation ("Units") in each investment fund in which the employee participates. Monthly, a participant's account is credited with Units in each fund to which the participant's payroll deductions have been directed. The number of Units credited is based upon each respective fund's current Unit value which is determined as of the end of each month. A fund's Unit value is based upon the fair value of the underlying assets and will reflect any unrealized appreciation or depreciation of the fund's assets. The determination of monthly Unit values also results in an allocation to the participant's account of a proportionate share of the monthly earnings (or losses) of each fund based upon the extent of the employee's participation (number of Units held) relative to the number of Units held by all participants in the respective fund.

    The number  and  value of  Units at  December 31,  1994 and  1993 were  as follows:
                                                   December 31, 1994
                                                   -----------------
                                            Number of Units
                                            (in thousands)  Value per Unit
                                           ---------------- --------------
    Company Stock Fund*                         94,851          $ 3.5828
    AirTouch Stock Fund                         86,947          $ 3.4075
    Equity Fund**                               28,942          $10.4982
    Interest Income Fund ***                    52,771          $ 4.4489
    Bond Fund                                   26,930          $ 1.1057
    Money Market Fund                           56,579          $ 1.1058
    Balanced Fund                              169,982          $ 1.1868

     *  Formerly known as the Pacific Telesis Group Shares Fund
    **  Formerly known as the Diversified Equity Portfolio Fund
   ***  Formerly known as the Guaranteed Interest Fund

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3.   Participant Accounts (Continued)
     --------------------------------
                                                   December 31, 1993
                                                   -----------------
                                            Number of Units
                                            (in thousands)  Value per Unit
                                            --------------  --------------
    Company Stock Fund*                          92,363       $ 6.3707
    Equity Fund**                                28,253       $10.3683
    Interest Income Fund ***                     58,827       $ 4.1724
    Bond Fund                                    29,644       $ 1.1377
    Money Market Fund                            50,458       $ 1.0647
    Balanced Fund                               159,521       $ 1.1743

      *  Formerly known as the Pacific Telesis Group Shares Fund
     **  Formerly known as the Diversified Equity Portfolio Fund
    ***  Formerly known as the Guaranteed Interest Fund

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.   Participation by Investment Direction
     -------------------------------------

     The number of active employees contributing to the Plan as of December 31, 1994 and 1993 by each investment direction were as follows:

                                                            December 31,
                                                         -----------------
                                                            1994     1993
                                                         -------- --------
    Entirely in the Company Stock Fund                     2,439    2,689
    Entirely in the Equity Fund                              947    1,083
    Entirely in the Bond Fund                                 25       40
    Entirely in the Money Market Fund                        496      580
    Entirely in the Balanced Fund                            627      705
    10% increments totalling 100% in the Company Stock
       Fund and the Equity Fund                              984    1,043
    10% increments totalling 100% in the Company Stock
       Fund and the Money Market Fund                        630      761
    10% increments totalling 100% in the Company Stock
       Fund and the Bond Fund                                 44       51
    10% increments totalling 100% in the Company Stock
       Fund and the Balanced Fund                            467      471
    10% increments totalling 100% in the Equity Fund
       and the Money Market Fund                             209      272
    10% increments totalling 100% in the Equity Fund
       and the Bond Fund                                     104      134
    10% increments totalling 100% in the Equity Fund
       and the Balanced Fund                               1,371    1,414
    10% increments totalling 100% in the Money Market
       and the Bond Fund                                      31       41
    10% increments totalling 100% in the Money Market
       and the Balanced Fund                                  94      100
    10% increments totalling 100% in the Bond Fund
       and the Balanced Fund                                  87      107
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Money Market Fund       332      363
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Bond Fund                64       73
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund and the Balanced Fund         1,097    1,054
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Bond Fund          19       20
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund and the Balanced Fund     104       95
    10% increments totalling 100% in the Company Stock
       Fund, the Bond Fund and the Balanced Fund              62       79

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

4.  Participation by Investment Direction (Continued)
    ------------------------------------------------
                                                            December 31,
                                                         -----------------
                                                            1994     1993
                                                         -------- -------
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Bond Fund                38       47
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund and the Balanced Fund           139      145
    10% increments totalling 100% in the Equity Fund,
       the Bond Fund and the Balanced Fund                   366      441
    10% increments totalling 100% in the Money Market
       Fund, the Bond Fund and the Balanced Fund              48       61
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Bond Fund                                      20       25
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund
       and the Balanced Fund                                 165      137
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Bond Fund and the
       Balanced Fund                                         265      275
    10% increments totalling 100% in the Company Stock
       Fund, the Money Market Fund, the Bond Fund and
       the Balanced Fund                                      24       19
    10% increments totalling 100% in the Equity Fund,
       the Money Market Fund, the Bond Fund and the
       Balanced Fund                                         149      189
    10% increments totalling 100% in the Company Stock
       Fund, the Equity Fund, the Money Market Fund,
       the Bond Fund and the Balanced Fund                   301      279
                                                         -------- --------
       Total Employees Contributing                       11,748   12,793
                                                         ======== ========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

5.  Tax Status
    ----------

    The Internal Revenue Service issued a determination letter on May 4, 1993, stating that the Plan, as amended effective January 1, 1993, meets the requirements of a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code") and is exempt from federal income taxes under Section 501(a) of the Code. The plan has been amended since receiving the determination letter and a determination letter request is pending with the IRS at this time which would cover the Plan as amended.

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------
    During the years ended December 31, 1994, 1993 and 1992, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):
                                                                                 Diversified             Diversified
                                                          AirTouch                Telephone  Government     Equity
                                                            Stock      Company    Portfolio  Obligations  Portfolio     Equity
                                                            Fund      Stock Fund    Fund        Fund         Fund        Fund
                                                         ----------- ----------- ----------- ----------- -----------  ----------
    1994
    ----
    Common Stock                                           $176,142   $(145,171)    $     -       $   -     $     -     $     -
    Bank Common and Commingled Trust Funds                        -           -           -           -           -       4,335
    Insurance Contracts                                           -           -           -           -           -           -
                                                         ----------- ----------- ----------- ----------- -----------  ----------
         Net Appreciation (Depreciation)                   $176,142   $(145,171)    $     -       $   -     $     -     $ 4,355
                                                         =========== =========== =========== =========== ===========  ==========
    1993
    ----
    Common Stock                                           $      -   $ 100,499     $     -       $   -     $     -     $     -
    Bank Common and Commingled Trust Funds                        -           -           -           -           -      27,312
    Insurance Contracts                                           -           -           -           -           -           -
                                                         ----------- ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                  $      -   $ 100,499     $     -       $   -     $     -     $27,312
                                                         =========== =========== =========== =========== ===========  ==========
    1992
    ----
    Common Stock                                          $       -   $  (8,699)    $(2,899)      $   -     $     -     $     -
    Bank Common and Commingled Trust Funds                        -           -           -        (128)     (1,703)     17,651
    Insurance Contracts                                           -           -           -           -           -           -
                                                         ----------- ----------- ----------- ----------- -----------  ----------
         Net Appreciation (Depreciation)                  $       -   $  (8,699)    $(2,899)      $(128)    $(1,703)    $17,651
                                                         =========== =========== =========== =========== ===========  ==========

                                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                                        FOR SALARIED EMPLOYEES
                                              NOTES TO FINANCIAL STATEMENTS (Continued)

6.  Net Appreciation (Depreciation) of Investments
    ----------------------------------------------

    During the years ended December 31, 1994, 1993 and 1992, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (Dollars in thousands):
                                                                       Interest                 Money
                                                                        Income       Bond       Market    Balanced      Grand
                                                                         Fund        Fund        Fund       Fund        Total
                                                                     ----------- ----------- ----------- -----------  ----------
    1994
    ----
    Common Stock                                                       $      -      $    -    $      -     $     -    $ 30,971
    Bank Common and Commingled Trust Funds                                    -        (918)          -       2,371       5,808
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -      $ (918)   $      -     $ 2,371    $ 36,779
                                                                     =========== =========== =========== ===========  ==========
    1993
    ----
    Common Stock                                                       $      -      $    -    $      -     $     -    $100,499
    Bank Common and Commingled Trust Funds                                    -       3,116           -      19,926      50,354
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -      $3,116    $      -     $19,926    $150,853
                                                                     =========== =========== =========== ===========  ==========
    1992
    ----
    Common Stock                                                       $      -      $    -    $      -     $     -    $(11,598)
    Bank Common and Commingled Trust Funds                                    -       1,034           -       5,476      22,330
    Insurance Contracts                                                       -           -           -           -           -
                                                                     ----------- ----------- ----------- -----------  ----------
         Net Appreciation                                              $      -      $1,034    $      -     $ 5,476    $ 10,732
                                                                     =========== =========== =========== ===========  ==========

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (Continued)

7.  Plan Termination
    ----------------

    The Corporation, by action of the Board of Directors, may at any time terminate the making of deductions from salaries and pay of all participating employees and of contributions by the Employing Company in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of deductions from salaries and pay of all participating employees in the Plan and of contributions by the Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee for purposes other than as provided in the Plan.

8.  LESOP Provisions of the Plan
    ----------------------------

    See LESOP notes to financial statements under Plan Description, Section A. General and Section C. Participant Accounts.

9.  Related Party Transactions
    --------------------------

    Trustee fees, other than fees attributable to the LESOP Savings Match Accounts, are charged to the applicable Plan fund or prorated among all Plan funds, except the LESOP fund, as appropriate. Investment manager fees, fees charged by financial institutions in connection with the investment of any funds under the Plan, and certain administrative fees applicable to the Plan are charged to the applicable Plan fund(s). Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Trustee fees and certain administrative fees with respect to the LESOP fund are paid by the Employing Company.

10. Subsequent Event
     ----------------
     Subsequent to year-end, the market value of Pacific Telesis Group common shares have declined by at least 10%. This decline is a result of the competition in the local toll service market. Due to the decline in revenues in the first quarter of 1995 and the resulting decrease in the value of Pacific Telesis Group's common stock, the value of the plan's assets could change significantly during 1995.

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


COMPANY STOCK FUND
(Dollars and shares in thousands)                December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund   Shares or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- -------- ----------
Pacific Telesis Group common
  shares*                           96.6%   11,651 shs $239,733  $332,047
Short-term investments               1.3%     $4,377      4,377     4,377
                                  ---------           --------- ----------

  Total Company Stock Fund          97.9%              $244,110  $336,424
                                  =========           --------- ----------
AIRTOUCH STOCK FUND
(Dollars and units in thousands)                 December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets     Amount      Cost      Value
- --------------------------------- --------- ---------- --------- ---------
AirTouch Communications common
    shares*                          99.5%  10,247 shs $143,549  $298,431
Short-term investments                0.6%   $1,695       1,695     1,695
                                  --------             --------- ---------

      Total AirTouch Stock Fund
                                   100.1%              $145,244  $300,126
                                  ========             --------- ---------

EQUITY FUND
(Dollars and units in thousands)             December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal             Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost     Value
- --------------------------------- --------  ---------- -------- ----------
State Street S&P 500 Fund*          98.9%    4,324 unt $261,977  $305,135
Short-term investments               0.4%     $1,173      1,173     1,173
                                  --------             -------- ----------

      Total Equity Fund             99.3%              $263,150  $306,308
                                  ========             -------- ----------


(*  See footnote on page 34.)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)


BOND FUND
(Dollars and units in thousands)             December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal             Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost     Value
- --------------------------------- --------  ---------- -------- ----------
State Street Bond Fund              99.4%    2,693 unt  $27,822   $30,067
Short-term investments               0.6%       $191        191       191
                                  --------             -------- ----------

Total Bond Fund                    100.0%               $28,013   $30,258
                                  ========             -------- ----------



MONEY MARKET FUND
(Dollars and units in thousands)             December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Money Market Fund      96.9%   62,252 unt  $62,252   $62,252
Short-term investments               1.5%     $979          979       979
                                  --------             -------- ----------

Total Money Market Fund             98.4%               $63,231   $63,231
                                  ========             -------- ----------



BALANCED FUND
(Dollars and units in thousands)             December 31, 1994
                                  ----------------------------------------
                                   Percent   Number of
                                   of Fund    Units or
                                     Net     Principal              Fair
Name of Issuer and Title of Issue  Assets      Amount     Cost      Value
- --------------------------------- --------  ---------- -------- ----------
State Street Balanced Fund*         99.3%   16,964 unt $177,229  $202,585

Short-term investments               0.3%     $622          622       622
                                  --------             -------- ----------

Total Balanced Fund                 99.6%              $177,851  $203,207
                                  ========             -------- ----------

(*  See footnote on page 34.)

        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED EMPLOYEES
    ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

 INTEREST INCOME FUND
                                               December 31, 1994
 (Dollars and shares in thousands)  ---------------------------------------
                                    Percent
                                    of Fund
    Name of Issuer, Maturity          Net   Principal              Fair
   Date and Rate of Interest        Assets    Amount      Cost     Value
 ---------------------------------  -------- --------- --------- ----------
 Contracts with insurance
   companies and banks:
 John Hancock (12/31/96)            5.0%   $ 11,927  $   11,927  $   11,927
 Metropolitan Life Insurance
   Company (06/30/95) 9.5%          6.0%     14,313      14,313      14,313
 Metropolitan Life Insurance
   Company (06/30/96) 7.8%          5.1%     12,051      12,051      12,051
 The Mutual Benefit Life
   Insurance Company **             0.5%      1,256       1,256       1,256
 Connecticut General Life
   Insurance Company
   (12/29/95) 4.2%                  8.3%     19,795      19,795      19,795
 Life Insurance of Georgia          3.7%      8,764       8,764       8,764
   (12/31/97) 6.9%
 Provident National Assurance       5.8%     13,848      13,848      13,848
   Company (12/31/97) 6.3%
 AETNA (12/31/98) 5.7%              6.3%     15,065      15,065      15,065
 Lotsoff Capital Management
   (06/30/98) 7.0%                  8.9%     21,099      21,099      21,099
 Allstate Insurance Company
   (06/30/96) 9.2%                 13.7%     32,446      32,446      32,446
 CitiBank (12/31/97) 5.0%           5.7%     13,648      13,648      13,648
 Prudential Asset Management
   Group (06/30/96) 8.0%            2.7%      6,330       6,330       6,330
 American International Life
   (06/30/97) 6.2%                  2.7%      6,354       6,354       6,354
 Prudential Asset Management
   Group (12/31/98) 5.3%            5.3%     12,618      12,618      12,618
 Prudential Asset Management
   Group (06/30/99) 7.0%            6.3%     14,947      14,947      14,947
 Provident National Assurance
   Company (01/02/98) 6.6%          3.3%      7,960       7,960       7,960
                                --------              ----------   ----------
   Total contracts with insurance
     companies and banks           89.3%    212,421     212,421     212,421
                                --------              ----------  ----------
   Short-term investments           7.1%     16,956      16,956      16,956
                                --------              ----------  ----------
   Total Interest Income Fund      96.4%    229,377     229,377     229,377
                                ========              ----------  ----------
     GRAND TOTAL                   98.7%             $1,150,976  $1,468,931
                                ========              ==========  ==========


       (** See footnote on page 34).

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR SALARIED EMPLOYEES
   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES (Continued)

- -----------------
Percentages represent the item's fair value as a percent of the applicable fund's Net Assets Available for Plan Benefits at December 31, 1994.

* Investment represents 5% or more of the total Net Assets Available for Plan Benefits at December 31, 1994.

** Mutual Benefit Life Insurance Company (MBL) is under the supervision of the state of New Jersey and is currently in receivership. The maturity of the contract with MBL is contingent on close-out proceedings initiated by MBL upon its emergence from receivership status. The contract with MBL represents less than 0.1% of total plan net assets.

                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                For the Year Ended December 31, 1994
                                                       (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                 370            N/A   $249,824   $249,824          N/A          -

Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                16            N/A     15,064      9,953          N/A      5,111

Bankers Trust Pyramid         Short-term
  Discretionary Cash Fund       Investments                 442        263,277        N/A        N/A      263,277        N/A

Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                37         60,612        N/A        N/A       60,612        N/A

Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                 1            N/A        N/A        N/A     137,585*        N/A



Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, or securities of the same issue, 5% of the Plan net assets available for plan benefits at the beginning of the Plan year, January 1, 1994.

*       Item represents the spin-off of AirTouch Communications, Inc. (formerly, PacTel Corporation).


                      REPORT OF INDEPENDENT ACCOUNTANTS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP:


We have audited the accompanying statements of net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP (the "Plan") as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees-Leveraged ESOP as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of reportable transactions as of December 31, 1994, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for benefits payable in 1993.


/s/ Coopers & Lybrand L. L. P.

San Francisco, California
May 17, 1995

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         December 31, 1994 and 1993

                           (Dollars in thousands)


ASSETS

                                                      1994           1993
                                                    ---------      ---------
   Investment - at fair value
     Pacific Telesis Group Common Shares,
     Cost $632,245 and $667,645 for 1994
     and 1993, respectively)(Note 3)                $590,806       $727,853
   Employer Receivable                                45,729         67,561
   Dividend Receivable                                11,298          7,312
   Short-Term Investments                                 41              4
                                                    ---------      ---------
        Total Assets                                 647,874        802,730
                                                    ---------      ---------

LIABILITIES

   Benefits Payable (Note 2)                                              -
   Interest Payable                                   10,264          6,052
   Note Payable (Note 7)                             347,954        444,105
                                                    ---------      ---------
        Total Liabilities                            358,218        450,157
                                                    ---------      ---------
        Net Assets Available For Plan Benefits      $289,656       $352,573
                                                    =========      =========

NET ASSETS AVAILABLE FOR PLAN BENEFITS

   Net Assets Allocated to Participants             $265,569       $302,562
   Net Assets Available for
     Future Allocations                               24,087         50,011
                                                    ---------      ---------
          Net Assets Available
              For Plan Benefits                     $289,656       $352,573
                                                    =========      =========


The accompanying notes are an integral part of the financial statements.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                For The Year Ended December 31, 1994 and 1993

                           (Dollars in thousands)

                                                           1994      1993
                                                         --------- ---------
   Net Assets Available for Plan Benefits, January 1,
        as previously reported                           $352,573  $139,079
   Add: Adjustment for the cumulative effect on prior
        years of applying retroactively the next method
        of accounting for benefits payable (Note 2)2)           -     1,826
                                                         --------- ---------
   Net Assets Available for Plan Benefits, January 1,
        as adjusted                                       352,573   140,905
                                                         --------- ---------
   Additions to Net Assets Attributed to:

   Investment Income
        Dividends on Pacific Telesis Group Common Shares   39,297    29,402
        Interest Income                                       618         3
        Net Appreciation (Depreciation) of
          Investments (Note 4)                            (48,342)  133,544

   Employer Contributions for Loan Repayment               57,695    76,567
                                                         --------- ---------
        Total Additions                                    49,268   239,516
                                                         --------- ---------

   Deductions from Net Assets Attributed to:

   Distributions to Participants                           89,278    12,113

   Interest Expense                                        22,907    15,735

   Administrative Expenses                                      -         -
                                                         --------- ---------
        Total Deductions                                  112,185    27,848
                                                         --------- ---------
        Net Increase                                      (62,917)  211,668
                                                         --------- ---------
        Net Assets Available for Plan Benefits,
          December 31                                    $289,656  $352,573
                                                         ========= =========



   The accompanying notes are an integral part of the financial statements.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                        NOTES TO FINANCIAL STATEMENTS

1.  Plan Description
    ----------------

    A.  General

        The Pacific Telesis Group (the "Corporation") originally adopted a leveraged employee stock ownership plan (the "LESOP"), effective December 1, 1989, in conjunction with the two existing Savings Plans. On December 28, 1989, the LESOP borrowed $691,052,400 from the Corporation pursuant to a loan agreement and promissory note. Banker's Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan Master Trust, using the proceeds of the loan, purchased 13,900,000 of the Corporation's treasury shares ("Shares") at a total price of $691,052,400, or $49.25 per share plus accrued dividends. The Shares were credited to a suspense account as required by Treasury Regulations Section 54.4975-11(c).

        Effective April 1, 1994, AirTouch Communications, Inc. (ATI) (formerly PacTel Corporation) separated from Pacific Telesis Group. Consequently, the Plan was amended to reflect that for each share of Pacific Telesis Group common stock held by the Plan as of March 21, 1994, the Plan received an equivalent number of shares of common stock of ATI. Participants had the option of transferring the ATI stock in their account to the ATI Stock Fund in the Savings Plan; or converting the ATI stock to Pacific Telesis Group stock.

    B.  Employee Contributions and Employing Company Matching Allocations

        Under the Savings Plans, a participant can make basic contributions of from one to six percent of the participant's earnings for a month, which are matched by using Employing Company contributions made to the Plan to repay the loan described above in sufficient amounts to release Shares from the suspense account so that the value of matching allocations will be 66-2/3% of the participants' basic contributions to the Savings Plans for each month.

        If the Shares released from the suspense account by loan payments made within a Plan year are more valuable than 66-2/3% of the participant's basic contributions, the excess value will be allocated as of the last day of the Plan year among those participants who made contributions during the last month of the Plan year in proportion to their earnings for such month.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    C.  Participant Accounts

        Units representing shares of stock ("Units") released from the suspense account on behalf of a participant are credited to a "Savings Match Stock" account maintained for a participant under the Plan. Shares are released from the suspense account on a monthly basis prior to the actual payment of principal and interest on the Plan loan. The market value of shares released from the suspense account for the 1994 plan year was $66,084,176. The final loan payment for any Plan year will be determined as of the end of such year pursuant to the formula set forth in Treasury Regulations
        Section 54.4975-7(b)(8), based on the number of shares of stock released during each month of such year.

        Dividends on shares purchased with the Plan loan may be used to repay the loan, which will cause the release of shares from the suspense account. The IRS issued a private letter ruling to Telesis providing that Telesis shares purchased with the sale proceeds of ATI shares received in conjunction with the spin-off may be treated as shares purchased with the Plan loan. Whenever dividends on shares credited to participant's Savings Match Stock account are used for this purpose, the Plan provides that shares with a fair market value at least equal to the amount of the dividend are allocated to the participant's Savings Match Stock account. These loan payments and released shares are also taken into account when the final calculation of principal and interest to be paid for the year is performed.

    D.  Vesting and Forfeitures

        Savings Match Stock accounts are fully vested and nonforfeitable after a participant either completes three years of service or reaches age 65 while employed. However, the portion of a salaried participant's Savings Match Stock account attributable to before-tax employee deductions is always fully vested and nonforfeitable, regardless of age or service. Savings Match Stock accounts are also fully vested upon termination of employment due to retirement, disability, termination under certain severance pay plans or termination due to layoff. Forfeitures from Savings Match Stock accounts are allocated among participating employees.

    E.  Withdrawals and Distributions

        The valuation, vesting, withdrawal and distribution rules governing Savings Match Stock accounts generally are the same as the rules governing the company accounts under the Savings Plans.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)

1.  Plan Description (Continued)
    ----------------------------

    F.  Tax Consequences of Participation

        Employees will not have taxable income as a result of Employing Company contributions or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan, it may be partially or fully subject to federal and state income taxes depending on whether the participant elects to receive cash or shares of appreciated stock.

        In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to the taxable amount of distributions received prior to age 59-1/2. However, the taxable portion of certain eligible distributions may be rolled over to an Individual Retirement Arrangement or other qualified plan within 60 days following distribution or, effective January 1, 1994, directly from the Plan in a trustee to trustee transfer, in which case any current regular income tax and additional tax will be avoided. Five- or ten-year averaging may be available in some circumstances to determine the regular income tax on the taxable portion of a lump sum distribution but only if no part of the distribution is rolled over.

2.  Summary of Accounting Policies
    ------------------------------

    The Plan's investment in the Pacific Telesis Group common shares is valued at the last published sales price at the end of each Plan year as reported on the composite tape of the New York Stock Exchange.

    In accordance with the accounting policy of stating investments at fair value, the net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net appreciation (depreciation) of investments presented in the accompanying financial statements.

    Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

    Purchases and sales of securities are reflected as of the trade date.

       PACIFIC TELESIS GROUP SUPPLEMENTAL AND RETIREMENT SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)

2.  Summary of Accounting Policies (Continued)
    ------------------------------------------

    Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are included in net assets available for benefits. In 1992 and prior years, these amounts were reflected as benefits payable in the statement of net assets available for plan benefits and as distributions to participants in the statement of changes in net assets available for plan benefits. In 1993, the American Institute of Certified Public Accountants (AICPA) established a new guideline for the treatment of these amounts. The new guideline states that the Plan should not reflect these amounts as a liability on the statement of net assets. The 1992 statement of net assets available for plan benefits and statement of changes in net assets available for plan benefits have therefore been restated to retroactively reflect this accounting change. The effect of the restatement was to reduce the 1992 benefits payable and increase net assets available for plan benefits by $1,826,000.

    The Department of Labor requires these amounts to be reported as a liability on the Form 5500. The following reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):
                                                   1994          1993
                                               ------------ ------------

        Net assets available for plan
          benefits per financial statements       $289,656     $352,573
        Benefits due for participant
          withdrawal/distribution                   (6,100)      (2,661)
                                               ------------ ------------
        Net assets available for Plan
          benefits per Form 5500                  $283,556     $349,912
                                               ============ ============

Similarly, the 1994 distributions to participants amount reflected in the statement of changes of net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):

      1994
      ------------
      Distributions to participants per financial statements     $89,278
      Benefits due:
        Beginning of year                                         (2,661)
        End of year                                                6,100
                                                             ------------
      Distributions to participants per Form 5500                $92,717
                                                             ============

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)

3.    Investment
      ----------

      The Plan invests its assets in Pacific Telesis Group common shares. As of December 31, 1994 and 1993, total investment, including shares in the Savings Stock Match account and shares held in the suspense account, is as follows (Dollars in thousands):
                                                                    Fair
       1994                              Units         Cost        Value
       ----                            ----------    --------     --------
       Savings Stock Match Account      9,142,067    $277,249     $260,549
       Suspense Account                11,587,975     354,997      330,257
                                       ----------    --------     --------
        Total                          20,730,042    $632,246     $590,806
                                       ==========    ========     ========

                                                                    Fair
       1993                              Units         Cost        Value
       ----                            ----------    --------     --------
       Savings Stock Match Account      5,521,697    $275,140     $299,552
       Suspense Account                 7,894,951     392,505      428,301
                                       ----------    --------     --------
        Total                          13,416,648    $667,645     $727,853
                                       ==========    ========     ========

4.   Net Appreciation (Depreciation) of Investments
     ----------------------------------------------
     During the years ended December 31,  1994 and 1993 the net appreciation
     (depreciation)  of  investments,   including  both  net   realized  and
     unrealized amounts, was as follows (Dollars in thousands):

                                         1994                1993
                                      ----------          ----------
     Common Stock                      $(48,342)           $133,544
                                      ==========          ==========
5.   Tax Status
     ----------

     The Internal Revenue Service issued an initial determination letter for the LESOP on May 4, 1993, and issued a subsequent letter on March 1, 1995 stating that the Plan as amended effective as of January 1, 1993, meets the requirements of a qualified plan under section 401(a) of the Internal Revenue Code and as an employee stock ownership plan under section 4975(e)(7) of the Internal Revenue Code.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)

6.   Plan Termination
     ----------------

     The Corporation, by action of the Board of Directors, may at any time terminate the making of contributions by all Employing Companies in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the Subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of contributions by all Employing Companies shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee to purposes other than as provided in the Plan.

     Following such a termination of contributions by all Employing Companies, shares held in the suspense account shall be redeemed by the Corporation or sold to satisfy any outstanding indebtedness of the Plan. Any balance remaining in the suspense account shall be allocated among participating employees. Upon the termination of contributions, the Plan may remain in existence, but the Savings Match Stock accounts shall become nonforfeitable.

7.   Note Payable
     ------------

     The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The interest rate on the note is based on the London Interbank Offered Rate (LIBOR) and is adjusted quarterly. The Plan paid $18,695,000 and $20,596,000 in interest and $96,151,000 and
     $85,156,000 in principal on the outstanding loan balance during the year ended December 31, 1994 and 1993, respectively.

     Repayment of principal in subsequent years will follow the terms of the note or may be accelerated according to management's discretion.

8.   Related Party Transactions
     --------------------------

     Administrative expenses of the Plan are paid by the Employing Company, except that trustee fees and certain administrative expenses in connection with the Plan may be charged to the income earned in the suspense account. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Transfer taxes applicable to distributions of shares are paid by the Employing Company.

       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
            FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                  NOTES TO FINANCIAL STATEMENTS (Continued)


9.   Subsequent Event
     ----------------
     Subsequent to year-end, the market value of Pacific Telesis Group common shares have declined by at least 10%. This decline is a result of the competition in the local toll service market. Due to the decline in revenues in the first quarter of 1995 and the resulting decrease in the value of Pacific Telesis Group's common stock, the value of the Plan's assets could change significantly during 1995.

                                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                       FOR SALARIED AND NONSALARIED EMPLOYEES-LEVERAGED ESOP
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                For the Year Ended December 31, 1994
                                                       (Dollars in thousands)
                                                                                                      Current Value
                                                                                                       of Asset on     Net
                                   Description          Number of     Purchase   Selling    Cost of    Transaction    Gain/
Identity of Party Involved          of Assets          Transactions    Price      Price      Asset         Date       (Loss)
- --------------------------    ----------------------   ------------   --------   --------   --------   ------------  -------
Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                 92            N/A    195,911    195,911          N/A           -

Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares               26            N/A     17,712     16,648          N/A       1,064

Pacific Telesis Group
  common shares               Pacific Telesis Group
                                common shares               93        247,534        N/A        N/A      247,534         N/A

Bankers Trust Pyramid
  Directed Account            Short-term
  Cash Fund                     Investments                 77        195,948        N/A        N/A      195,948         N/A

AirTouch Communication        AirTouch Communication
  common shares                 common shares               51            N/A    250,309    204,987          N/A      45,322

Pacific Telesis Group         Pacific Telesis Group
  common shares                 common shares                1            N/A        N/A        N/A      263,517*        N/A

Note:   The above transactions exceed, individually or in the aggregate for a series of transactions involving the same person, or securities of the same issue, 5% of the Plan net assets available for plan benefits at the beginning of the Plan year, January 1, 1994.

*       Item represents the spin-off of AirTouch Communications, Inc. (formerly, PacTel Corporation).

                                  SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                 PACIFIC TELESIS GROUP
                                 SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                 FOR SALARIED EMPLOYEES






                                 By Savings Plans Committee






                                 By /s/ R. P. McGahan
                                    -------------------------------
                                    R. P. McGahan
                                    Member of the Committee



Dated: June 14, 1995